INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-81613 of Riviera Black Hawk, Inc. on Form S-4 of our report dated February 19, 1999, appearing in the Annual Report on Form 10-K, of Riviera Holdings Corporation and subsidiaries for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas Nevada
November 2, 1999